Exhibit 99.1

FOR IMMEDIATE RELEASE April 29, 2013	Contacts: Media: Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications Financial Community: Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relations

Old National begins 2013 with strong first quarter earnings

1ST QUARTER HIGHLIGHTS:

•	Quarterly net income of $23.9 million increases 10.2% over 1st quarter 2012

•

Earnings per share of $.24 includes $1.7 million of BSA/AML project expenses, $.7 million of debt extinguishment charges and $.6 million of branch optimization expenses along with a $2.4 million gain on the sale of nine banking centers

•	Growth in average core loans of 8.3% over 1st quarter 2012

•	Strong performance from insurance line of business

•	Noninterest expenses well controlled

•	Credit quality and capital positions remain strong

Evansville, Ind. (April 29, 2013) – Today Old National Bancorp (NYSE: ONB) reported 1st quarter 2013 net income of $23.9 million, or $.24 per share. These 1st quarter results compare favorably to the net income of $23.0 million, or $.23 per share, that Old National reported in 4th quarter 2012, and net income of $21.7 million, or $.23 per share, that Old National reported in 1st quarter 2012.

Old National Bancorp’s Board of Directors also declared a quarterly cash dividend of $.10 per share on the Company’s outstanding shares. This dividend is payable June 17, 2013, to shareholders of record on June 3, 2013. For purposes of broker trading, the ex-date of the cash dividend is May 30, 2013.

“Our continued focus on improving core net income, coupled with strategic acquisitions, has provided our shareholders with a good start to 2013,” noted Bob Jones, Old National’s President and CEO. “Our clients and prospects are beginning to feel better about the economy and their increased optimism led to our strong quarter of commercial and commercial real estate loan originations of $166 million. While current quarter’s originations represent a 69% increase over the same quarter in 2012, we remain committed to maintaining our core credit standards and disciplined approach to underwriting.”

Committed to our Strategic Imperatives

Old National’s strong performance through the most recent economic downturn, as well as its strong credit and capital positions, can be attributed to its unwavering commitment to the following strategic imperatives:

1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.

1. STRENGTHEN THE RISK PROFILE

Credit Quality

Overall credit quality performance in the 1st quarter of 2013 was strong, as Old National reported decreases in non-performing and problem loans and net charge-offs remained low compared to peer averages. Provision expense in the 1st quarter of 2013 was $.8 million, compared to $2.2 million in the 4th quarter of 2012 and $2.1 million in the 1st quarter of 2012. Net charge-offs for 1st quarter 2013 were $2.1 million, or .17% of average total loans on an annualized basis, similar to the $2.2 million, or .17% of average total loans in 4th quarter 2012 and well below the $4.2 million, or .36% of average total loans, in 1st quarter 2012.

Provision expense for the 1st quarter of 2013, excluding covered loans, was ($.6) million, compared to $1.8 million in 4th quarter 2012 and $1.0 million in 1st quarter 2012. Old National’s net charges-offs for the 1st quarter, excluding covered loans, were $1.1 million and well below the $3.2 million reported in 4th quarter 2012 and the $3.4 million in net charge-offs reported in 1st quarter 2012.

Old National’s allowance for loan losses at March 31, 2013, excluding covered loans, was $47.3 million, or .99% of total loans, compared to an allowance of $49.0 million, or 1.02% of total loans at December 31, 2012, and $54.7 million, or 1.33% of total loans, at March 31, 2012. The coverage of allowance to non-performing loans, excluding covered loans, stood at 31% at March 31, 2013, compared to the same 31% at December 31, 2012, and 48% at March 31, 2012.

“We are again pleased to report meaningful reductions in our non-performing and problem loans in the quarter with a continuing trend of low net charge-offs,” stated Daryl Moore, Chief Credit Officer. “Delinquencies remain at low levels, especially compared to peer averages, and although special mention exposure did rise in the quarter, it was primarily due to the addition of a single credit. We continue to pay close attention to new origination underwriting in this very competitive environment to attempt to ensure that we are striking the right balance between loan origination and risk management.”

The following table presents certain credit quality metrics related to Old National’s loan portfolio:

($ in millions)	2009	2010	2011	2012	4Q12	4Q12*	1Q13	1Q13*
Non-Performing Loans(NPLs)	$67.0	$70.9	$299.5	$263.5	$263.5	$159.5	$219.6	$154.4
Problem Loans (Including NPLs)	$157.1	$174.3	$404.3	$355.4	$355.4	$233.4	$303.1	$221.7
Special Mention Loans	$103.5	$84.0	$103.2	$122.6	$122.6	$113.3	$141.5	$127.3
Net Charge-Off Ratio	1.40%	.75%	.49%	.16%	.17%	.26%	.17%	.10%
Provision for Loan Losses	$63.3	$30.8	$7.5	$5.0	$2.2	$1.8	$.8	($.6)

*	Excludes covered loans.

2. ENHANCE MANAGEMENT DISCIPLINE

Expense Management

Old National’s commitment to expense management was exemplified in the 1st quarter of 2013 as the company reported total noninterest expenses of $90.2 million and an efficiency ratio of 68.34%. 1st quarter compares favorably to the $99.4 million and $91.3 million reported in 4th quarter 2012 and 1st quarter 2012, respectively. These results also represent improvements over the efficiency ratios of 72.15% and 70.88% reported in the 4th quarter of 2012 and 1st quarter of 2012, respectively, and represent progress toward Old National’s efficiency ratio target of 65%. These improved results are significant given the inclusion of Indiana Community Bancorp, which was acquired in the 3rd quarter 2012. Included in noninterest expenses in the 1st quarter of 2013 were $.6 million in branch optimization expense, $1.7 million in BSA/AML project expenses, and $.7 million in debt extinguishment charges. Included in the 4th quarter were $2.0 million in integration and conversion charges related to the 2012 Indiana Community Bancorp acquisition, $2.6 million in branch optimization expense, $1.9 million for the extinguishment of debt and a $1.0 million contribution to the ONB Foundation.

Capital Management

Maintaining a strong capital position is a top priority for Old National, as it remained well above industry requirements at March 31, 2013, with regulatory tier 1 and total risk-based capital ratios of 14.1% and 15.1%, respectively, compared to 13.6% and 14.7% at December 31, 2012, and 14.0% and 15.4% at March 31, 2012. Old National did not repurchase any shares of stock in the open market during the 1st quarter of 2013, while the Company did repurchase 250,000 shares in the open market during the 4th quarter.

The following table presents Old National’s risk-based and leverage ratios compared to industry requirements:

	Well Capitalized	ONB at March 31, 2013
Tier 1 Risk-Based Capital Ratio	> 6%	14.1%
Total Risk-Based Capital Ratio	> 10%	15.1%
Tier 1 Leverage Capital Ratio	> 5%	8.7%

At March 31, 2013, Old National’s ratio of tangible common equity to tangible assets was 8.96%, compared to 9.01% at December 31, 2012, and 9.23% at March 31, 2012. Refer to Table 1 for Non-GAAP reconciliations.

3. ACHIEVE CONSISTENT QUALITY EARNINGS

Balance Sheet and Net Interest Margin

Old National continued to experience growth in its average core commercial and commercial real estate loan balances (excluding covered and acquired loans) as this segment averaged $2.057 billion for 1st quarter 2013 compared to $ 2.013 billion in 4th quarter 2012. At March 31, 2013, the period-end balance for this segment was $2.064 billion, down slightly from the $2.076 billion at December 31, 2012. Old National’s total period-end loans stood at $5.127 billion at March 31, 2013, compared to $5.209 billion at December 31, 2012, a decline of $82.6 million. Total loans have decreased as Old National continues to work through the purchased credit impaired loans it acquired in its recent acquisitions. This decrease was partially offset by core loan production with the strongest growth in the residential mortgage portfolio.

At March 31, 2013, total investments, including money market accounts, increased $311.5 million to $3.302 billion, from $2.990 billion at December 31, 2012. Average total investments increased $196.6 million to $3.063 billion at March 31, 2013, from $2.866 billion at December 31, 2012. During 1st quarter 2013, Old National sold $11.0 million of securities and had $121.4 million of securities called, resulting in securities gains of $1.0 million (no other-than-temporary impairment was recorded during the quarter). Old National reported 4th quarter 2012 securities gains of $4.2 million (net of $.3 million of other-than-temporary impairment).

Total core deposits, including demand and interest-bearing deposits, declined to $7.066 billion at March 31, 2013, a decrease of $212.6 million from the $7.279 billion at December 31, 2012. On average, total core deposits decreased to $7.067 billion during 1st quarter 2013 compared to $7.187 billion during 4th quarter 2012. As part of its branch optimization project, Old National completed the sale of the deposits of nine banking centers in various Southern Illinois and Western Kentucky markets during 1st quarter 2013. The decline in 1st quarter actual and average balances is largely attributable to these sales, as the sold deposits totaled $150.1 million and averaged $102.6 million during the 1st quarter.

Old National reported net interest income of $79.0 million for 1st quarter 2013 compared to $84.4 million in 4th quarter 2012, and $74.3 million for 1st quarter 2012. Net interest income on a fully taxable equivalent basis was $83.0 million for 1st quarter 2013 and represented a net interest margin on total average earning assets of 4.04%. These results compare to net interest income on a fully taxable equivalent basis of $87.9 million and a margin of 4.34% in 4th quarter 2012 and net interest income on a fully taxable equivalent basis of $77.3 million and a margin of 4.20% for 1st quarter 2012. Refer to Tables A and B for Non-GAAP taxable equivalent reconciliations.

The following table presents amounts and basis points related to the accretion of purchase accounting discounts from various Old National acquisitions:

($ in millions)	1Q12	1Q12*		4Q12	4Q12*		1Q13	1Q13*
Monroe Bancorp	$3.0	16	bps	$2.1	10	bps	$1.9	9	bps
Integra Bank	$9.6	52	bps	$11.2	55	bps	$8.0	39	bps
Indiana Community Bancorp	N/A	N/A		$5.8	29	bps	$5.1	25	bps

N/A = Not Applicable

*	Represents basis points.

Fees, Service Charges and Other Revenue

Total fees, service charges and other revenue totaled $45.3 million for the 1st quarter 2013 compared to $46.9 million in 4th quarter 2012 and $48.4 million in 1st quarter 2012. The 1st quarter of 2013 included a $2.4 million gain on the sale of nine banking centers, $1.9 million in seasonal insurance contingency income, and an expense of $2.3 million in the change in indemnification asset related to the acquisition of Integra Bank. The 4th quarter of 2012 included a benefit of $.7 million from the change in indemnification asset related to the Integra acquisition and no seasonal insurance contingency income. The 1st quarter of 2012 contained $1.2 million in seasonal insurance contingency income as well as a $4.8 million benefit from the change in indemnification asset relating to the Integra acquisition. Old National has been accounting for the indemnification asset relating to the July 29, 2011, FDIC-assisted acquisition of Integra Bank under Accounting Standards Update No. 2012-06 since inception.

About Old National

Old National Bancorp (NYSE: ONB) is the largest financial services holding company headquartered in Indiana and, with $9.7 billion in assets, ranks among the top 100 banking companies in the U.S. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance, one of the 100 largest brokers in the U.S. For more information and financial data, please visit Investor Relations at oldnational.com.

Conference Call

Old National will hold a conference call at 10:00 a.m. CT on Monday, April 29, 2013, to discuss 1st quarter 2013 financial results, strategic developments, and the Company’s financial outlook. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central Time on April 29 through May 13. To access the replay, dial 1-855-859-2056, conference code 34133918.

Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on Investor Relations at oldnational.com.

Table 1: Non-GAAP Reconciliation-Tangible Equity to Tangible Assets

(end of period balances—$ in millions)	December 31, 2012	March 31, 2013
Total Shareholders’ Equity	$1,194.6	$1,199.7
Deduct: Goodwill and Intangible Assets	(368.0)	(365.5)
Tangible Shareholders’ Equity	$826.5	$834.2
Total Assets	$9,543.6	$9,673.7
Add: Trust Overdrafts	.1	.2
Deduct: Goodwill and Intangible Assets	(368.0)	(365.5)
Tangible Assets	$9,175.7	$9,308.4
Tangible Equity to Tangible Assets	9.01%	8.96%

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations), ability of Old National to execute its business plan (including its pending branch transaction with Bank of America) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of Old National’s internal controls, failure or disruption of our information systems, failure to adhere to or significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

OLD NATIONAL BANCORP

Financial Highlights (Table A)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Mar. 31, 2013	Dec. 31, 2012	Change	% Change
Income Data:
Net Interest Income	$79,050	$84,361	($5,311)	(6.3)%
Taxable Equivalent Adjustment	3,912	3,545	367	10.4
Net Interest Income (FTE)	82,962	87,906	(4,944)	(5.6)
Fees, Service Charges and Other Revenues	45,308	46,883	(1,575)	(3.4)
Securities Gains (Losses) (a)	1,019	4,228	(3,209)	(75.9)
Derivative Gains (Losses)	(12)	163	(175)	(107.4)
Total Revenue (FTE)	129,277	139,180	(9,903)	(7.1)
Provision for Loan Losses	845	2,181	(1,336)	(61.3)
Noninterest Expense	90,183	99,425	(9,242)	(9.3)
Income before Taxes	38,249	37,574	675	1.8
Provision for Taxes (FTE)	14,304	14,565	(261)	(1.8)
Net Income	23,945	23,009	936	4.1
Per Common Share Data: (Diluted) (b)
Net Income	.24	.23	.01	4.3
Average Diluted Shares Outstanding	101,547	101,550	(3)	—
Book Value	11.83	11.81	.02	.2
Stock Price	13.75	11.87	1.88	15.8
Performance Ratios:
Return on Average Assets	1.01%	.98%	.03%	3.1
Return on Average Common Equity (c)	8.00	7.73	.27	3.5
Net Interest Margin (FTE)	4.04	4.34	(.30)	(6.9)
Other Expense to Revenue (Efficiency Ratio) (d)	68.34	72.15	(3.81)	(5.3)
Net Charge-offs to Average Loans (e)	.10	.26	(.16)	(61.5)
Reserve for Loan Losses to Ending Loans (e)	.99	1.02	(.03)	(2.9)
Non-Performing Loans to Ending Loans (e)	3.23	3.31	(.08)	(2.4)
Balance Sheet:
Average Assets	$9,476,561	$9,390,323	$86,238	.9
End of Period Balances:
Assets	9,673,691	9,543,623	130,068	1.4
Investments	3,281,933	2,944,636	337,297	11.5
Money Market Investments (f)	19,964	45,784	(25,820)	(56.4)
Commercial Loans and Leases	1,361,216	1,392,459	(31,243)	(2.2)
Commercial Real Estate Loans	1,384,232	1,438,709	(54,477)	(3.8)
Consumer Loans	979,779	1,004,827	(25,048)	(2.5)
Residential Real Estate Loans	1,386,815	1,360,599	26,216	1.9
Residential Real Estate Loans Held for Sale	14,583	12,591	1,992	15.8
Earning Assets	8,428,522	8,199,605	228,917	2.8
Core Deposits (Excluding Brokered CDs)	7,066,319	7,278,873	(212,554)	(2.9)
Borrowed Funds (Including Brokered CDs)	1,180,819	827,388	353,431	42.7
Common Shareholders’ Equity	1,199,665	1,194,565	5,100	.4

(a)	Includes $0 and $336, respectively, for other-than-temporary impairment in 1st quarter 2013 and 4th quarter 2012.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,197,747 and $1,190,730, respectively, for March 31, 2013 and December 31, 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.

OLD NATIONAL BANCORP

Financial Highlights (Table B)

	Three-Months Ended
($ in thousands except per-share data) (FTE) Fully taxable equivalent basis.	Mar. 31, 2013	Mar. 31, 2012	Change	% Change
Income Data:
Net Interest Income	$79,050	$74,273	$4,777	6.4%
Taxable Equivalent Adjustment	3,912	3,051	861	28.2
Net Interest Income (FTE)	82,962	77,324	5,638	7.3
Fees, Service Charges and Other Revenues	45,308	48,428	(3,120)	(6.4)
Securities Gains (Losses) (a)	1,019	523	496	94.8
Derivative Gains (Losses)	(12)	182	(194)	(106.6)
Total Revenue (FTE)	129,277	126,457	2,820	2.2
Provision for Loan Losses	845	2,056	(1,211)	(58.9)
Noninterest Expense	90,183	91,287	(1,104)	(1.2)
Income before Taxes	38,249	33,114	5,135	15.5
Provision for Taxes (FTE)	14,304	11,391	2,913	25.6
Net Income	23,945	21,723	2,222	10.2
Per Common Share Data: (Diluted) (b)
Net Income	.24	.23	.01	4.3
Average Diluted Shares Outstanding	101,547	94,833	6,714	7.1
Book Value	11.83	11.10	.73	6.6
Stock Price	13.75	13.14	.61	4.6
Performance Ratios:
Return on Average Assets	1.01%	1.02%	(.01)%	(1.0)
Return on Average Common Equity (c)	8.00	8.34	(.34)	(4.1)
Net Interest Margin (FTE)	4.04	4.20	(.16)	(3.8)
Other Expense to Revenue (Efficiency Ratio) (d)	68.34	70.88	(2.54)	(3.6)
Net Charge-offs to Average Loans (e)	.10	.33	(.23)	(69.7)
Reserve for Loan Losses to Ending Loans (e)	.99	1.33	(.34)	(25.6)
Non-Performing Loans to Ending Loans (e)	3.23	2.77	.46	16.6
Balance Sheet:
Average Assets	$9,476,561	$8,524,398	$952,163	11.2
End of Period Balances:
Assets	9,673,691	8,581,058	1,092,633	12.7
Investments	3,281,933	2,758,366	523,567	19.0
Money Market Investments (f)	19,964	16,857	3,107	18.4
Commercial Loans and Leases	1,361,216	1,276,126	85,090	6.7
Commercial Real Estate Loans	1,384,232	1,317,001	67,231	5.1
Consumer Loans	979,779	966,832	12,947	1.3
Residential Real Estate Loans	1,386,815	1,103,278	283,537	25.7
Residential Real Estate Loans Held for Sale	14,583	3,883	10,700	N/M
Earning Assets	8,428,522	7,442,343	986,179	13.3
Core Deposits (Excluding Brokered CDs)	7,066,319	6,646,520	419,799	6.3
Borrowed Funds (Including Brokered CDs)	1,180,819	663,492	517,327	78.0
Common Shareholders’ Equity	1,199,665	1,050,411	149,254	14.2

(a)	Includes $0 and $96, respectively, for other-than-temporary impairment in 1st quarter 2013 and 1st quarter 2012.
(b)	Assumes conversion of stock options and restricted stock.
(c)	Based on average common shareholders’ equity of $1,197,747 and $1,042,015 respectively, for 2013 and 2012.
(d)	Noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from securities transactions.
(e)	Excludes residential loans held for sale and covered loans.
(f)	Includes money market investments and Federal Reserve interest earning accounts.

N/M = Not meaningful.